Exhibit 99.1

From: Gabriel Goldman

Subject: Connexa Board of Directors Resignation

Date: November 17, 2022 at 8:25:45 PM GMT+2

To: Mark Radom

Hi Mark,

I want to present my resignation as Director of the board in Connexa, effective immediately. I appreciate the opportunity given to me and wish success for the future to come.

Thanks,
Gabriel